UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549


                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 1995


                      TRIARC COMPANIES, INC.
          ----------------------------------------------
        (Exact Name of Registrant as Specified in Charter)


       DELAWARE                1-2207           38-0471180
     --------------          -----------        -------------
     (State or other         (Commission        (IRS Employer
     jurisdiction of         File Number)    Identification No.)
     incorporation)


          900 Third Avenue
          New York, New York                    10022
     ---------------------------------------- -------------
     (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code:(212)230-3000




          -----------------------------------------------
                (Former Name or Former Address, if
                    Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets.

     On August 9, 1995, the Registrant, through Mistic Brands, Inc., a wholly-owned subsidiary ("Mistic"), acquired (the "Acquisition") from Joseph Victori Wines, Inc., a New York corporation ("JVWNY"), Best Flavors, Inc., a Nevada corporation ("Best Flavors"), Nature's Own Beverage Company, a Delaware corporation ("Nature's Own" and, together with JVWNY and Best Flavors, collectively, the "Companies") and Joseph Umbach, all of the tangible and intangible assets and operations of the Companies, subject to related liabilities, other than the assets and operations of the Companies relating to their alcoholic wine business. The aggregate purchase price for the assets, which is subject to certain post-closing adjustments, consisted of the following: (i) $93 million in cash, (ii) certain deferred payments in the aggregate amount of $3 million, to be made in cash over three and a quarter years following the closing of the Acquisition, and (iii) a promissory note in the original principal amount of $1,000,000. As of the closing date of the Acquisition, none of the Companies or Joseph Umbach had any material relationship with the Registrant or any of its affiliates, any director or any officer of Registrant or any associate of any such director or officer.

     The cash portion of the Acquisition purchase price was financed through (a) a $25,000,000 capital contribution by the Registrant to Mistic from the proceeds of a loan to the Registrant from its subsidiary, Graniteville Company, and (b) $71,500,000 of borrowings under a new $80,000,000 senior debt financing (the "Mistic Facility") provided to Mistic by The Chase Manhattan Bank (National Association), as Agent, and certain other banks who are signatories to the Credit Agreement providing for such financing. In connection with the Acquisition, Graniteville Company increased its borrowings by $41 million under its credit facility provided by The CIT Group/Commercial Services, Inc. The Mistic Facility consists of a $20,000,000 revolving credit facility (which includes a Letter of Credit facility of up to $5 million) and a $60,000,000 term credit facility. A copy of the Asset Purchase Agreement relating to the Acquisition, the documents providing for the financing for the Acquisition and the press release with respect to the Acquisition are being filed herewith as exhibits hereto and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired

     The financial statements of the business acquired in the Acquisition are not being provided herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required financial statements will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

     (b)  ProForma Financial Information

     The proforma financial information required pursuant to
Article 11 of Regulation S-X is not being furnished herewith since it is impracticable for the Registrant to do so at the time this Report is filed. Such required proforma financial information will be filed as soon as practicable and in no event later than 60 days after the date this Report must be filed.

     (c)  Exhibits

     2.1 Asset Purchase Agreement, among Mistic Brands, Inc., the Companies, and Joseph Umbach, dated as of August 9, 1995

     10.1 Credit Agreement, among Mistic Brands, Inc., The Chase
Manhattan Bank (National Association), as Agent, and other banks who are a party thereto, dated as of August 9, 1995

     10.2 Amendment No. 6 to Revolving Credit, Term Loan and Security Agreement, among Graniteville Company, C.H. Patrick & Co., Inc., The CIT Group/Commercial Services, Inc., as agent, and other financial institutions who are a party thereto, dated as of August 3, 1995

     99.1 Press release dated August 9, 1995

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIARC COMPANIES, INC.




Date:  August 14, 1995        By:  Joseph A. Levato
                                   -----------------------
                                   Joseph A. Levato
                                   Executive Vice President
                                   and Chief Financial Officer

                           Exhibit Index

Exhibit
No.            Description                                 Page No.
--------       ------------                                --------

2.1            Asset Purchase Agreement, among
               Mistic Brands, Inc., the
               Companies, and Joseph Umbach,
               dated as of August 9, 1995

Exhibit
No.            Description                                 Page No.
--------       ------------                                --------
10.1           Credit Agreement, among Mistic
               Brands, Inc., The Chase Manhattan
               Bank (National Association), as
               Agent, and other banks who are a
               party thereto, dated as of August
               9, 1995
10.2           Amendment No. 6 to Revolving
               Credit, Term Loan and Security
               Agreement, among Graniteville
               Company, C.H. Patrick & Co., Inc.,
               The CIT Group/Commercial Services,
               Inc., as agent, and other
               financial institutions who are a
               party thereto, dated as of August
               3, 1995
99.1           Press release dated August 9, 1995